Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 9, 2021, with respect to the financial information of Sportradar Group AG, incorporated herein by reference.

/s/ KPMG AG

St. Gallen, Switzerland

September 29, 2021